EXHIBIT 99.1


CAPRIUS, INC.
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One Parker Plaza, Fort Lee, NJ  07024
(201) 592-8838 o Fax: (201) 592-9430


FOR IMMEDIATE RELEASE
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COMPANY CONTACT:
Beverly Tkaczenko (201) 592-8838
Email:  beverlyt@caprius.com


                  CAPRIUS, INC. CONCLUDES SALE OF COMPREHENSIVE
                              BREAST IMAGING CENTER


Fort Lee, NJ, October 9, 2003 - CAPRIUS, INC. (OTCBB: CAPR) announced that today it completed the sale of the Strax Institute to Eastern Medical Technologies, Inc. effective as of September 30, 2003. The sale consisted of the business of the Strax Institute comprehensive breast imaging center located in Lauderhill, Florida.

Caprius also announced that as part of the Strax transaction it settled and terminated the pending BDC Corp. litigation. The purchaser of Strax is an entity controlled by the same person who is also a principal in BDC Corp.

SAFE HARBOR STATEMENT:
The statements made in this press release that are not historical fact are "forward-looking statements" which are based upon current expectations that include a number of risks and uncertainties. Additional factors that could potentially affect the Company's financial results may be found on the Company filings with the Securities and Exchange Commission.

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